UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

May 21, 2015

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2015, Local Corporation (the “Registrant”) entered into a Third Amendment to Lease with The Irvine Company LLC, (the “Landlord”) a Delaware limited liability company (the “Lease Amendment”), which amends that certain Lease dated March 18, 2005, as previously filed by the Registrant on Form 8-K, including as previously amended by Amendment Number 1, dated April 15, 2010 and Amendment Number 2, dated April 17, 2010. Pursuant to the Lease Amendment, the Registrant will lease approximately 16,209 square feet of space at 7525 Irvine Center Drive, Suite 200, Irvine, California (the “New Premises”) effective July 1, 2015. The Registrant intends to take possession of the New Premises shortly thereafter and concurrently cease the lease of its current headquarters at 7555 Irvine Center Drive, Irvine, California. The Lease Amendment provides for a lease term of thirty six (36) months from the commencement date with the option to extend for an additional thirty six (36) month term at then-current market rates. The aggregate rent for the term of the lease, as amended, is approximately $939,468. In addition to rent, the Registrant is required to pay certain taxes, insurance and operating costs related to the New Premises, in amounts yet to be determined. The Lease Amendment also requires the Registration to increase its security deposit to $59,908.

The foregoing description of the Lease Amendment is qualified in its entirety by reference to the full text of the Lease Amendment which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Third Amendment to Lease dated May 21, 2015 by and among the Registrant and The Irvine Company LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: May 28, 2015	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Third Amendment to Lease dated May 21, 2015 by and among the Registrant and The Irvine Company LLC.